EXHIBIT 10.3
Execution Copy
UNITHOLDER RIGHTS AND RESTRICTIONS AGREEMENT
by and among
ENERGY TRANSFER EQUITY, L.P.,
and
ENTERPRISE GP HOLDINGS, L.P.,
RAY C. DAVIS
and
NATURAL GAS PARTNERS VI, L.P.

UNITHOLDER RIGHTS AND RESTRICTIONS AGREEMENT
     THIS UNITHOLDER RIGHTS AND RESTRICTIONS AGREEMENT (this “Agreement”) is made and entered into as of May 7, 2007, by and among ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (“ETE”), ENTERPRISE GP HOLDINGS, L.P. (“Investor”), RAY C. DAVIS (“Davis”) and NATURAL GAS PARTNERS VI, L.P. (“NGP”).
     This Agreement is made in connection with the sale of 38,976,090 common units of ETE (the “Purchased Units”) to the Investor pursuant to the Securities Purchase Agreement, dated as of May 7, 2007, by and among Davis, Avatar Holdings LLC, Avatar Investments LP, Natural Gas Partners VI, L.P., Lon Kile, MHT Properties, Ltd., P. Brian Smith Holdings LP, LE GP, LLC and the Investor (the “Purchase Agreement”). ETE has agreed to enter into this Agreement pursuant to Section 5.5 of the Purchase Agreement.
     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree (in the case of the Investors, severally and not jointly) as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Definitions. The terms set forth below are used herein as so defined:
     “Agreement” has the meaning specified therefor in the introductory paragraph.
     “Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Antitrust Investigation” means any investigation, inquiry, review, proceeding, action or threatened action taken by a Governmental Authority in enforcing the Antitrust Laws solely in connection with: (i) the acquisition by Investor of the Purchased Units and membership interests in the general partner of ETE pursuant to the Purchase Agreement, (ii) the resulting ownership by Investor of the Purchased Units or membership units in the general partner of ETE as of the date of this Agreement or (iii) the possession of rights and powers of Investor provided by this Agreement or otherwise related to the ownership of the membership units in the general partner of ETE or the Purchased Units; provided, in the case of clauses (ii) and (iii), solely with respect to the assets, business and operations of ETE, the Investor and their Affiliates as of the date of this Agreement and not with respect to any subsequent acquisitions by, or changes to the assets, business or operations of, ETE, Investor or their respective Affiliates.
     “Antitrust Laws” shall include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal,

state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
     “Commercially Sensitive Information” has the meaning specified therefor in the Statement of Policies Relating to Relationship with Enterprise Holdings GP, L.P., a copy of which is attached to this Agreement as Exhibit A and incorporated herein for all purposes, as such Statement may be amended from time to time.
     “Commission” means the Securities and Exchange Commission.
     “Common Units” means the common units of ETE.
     “Confidential Information” has the meaning specified therefor in Section 4.03 of this Agreement.
     “Demand Registration” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “Demand Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “Disposition” has the meaning specified therefor in Section 3.01 of this Agreement.
     “Divestiture Losses” has the meaning specified therefor in Section 6.01(d) of this Agreement
     “Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “ETE” has the meaning specified therefor in the introductory paragraph.
     “ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Restricted Period” means the twelve-month period beginning on the date immediately after the end of the Initial Restricted Period.
     “GAAP” has the meaning specified therefor in Section 4.01(a) of this Agreement.
     “Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body, including but not limited to all U.S., state and foreign governmental agencies responsible for enforcing the Antitrust Laws.
     “Holder” means the record holder of any Registrable Securities.

     “Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Initial Restricted Period” means the period from the date of this Agreement through the date six months after the date of this Agreement.
     “Investor” has the meaning specified therefor in the introductory paragraph.
     “Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, a book-running lead manager of such Underwritten Offering.
     “Notice” has the meaning specified therefor in Section 3.04 of this Agreement.
     “NYSE” has the meaning specified therefor in Section 3.02 of this Agreement.
     “Person” means an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).
     “Piggyback Registration” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Purchase Agreement” has the meaning specified therefor in the Recital of this Agreement.
     “Purchased Units” has the meaning specified therefor in the Recital of this Agreement.
     “Registrable Securities” means (i) the Purchased Units and (ii) any Common Units issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Purchased Units, in each case until such time as such securities described in clause (i) or (ii) above cease to be Registrable Securities pursuant to Section 1.02 hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.
     “Restricted Periods” means the Initial Restricted Period and the Final Restricted Period.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

     “Standstill Period” means the period from the date of this Agreement through the date three years from the date of this Agreement.
     “Underwritten Offering” means an offering (including an offering pursuant to a Demand Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security is held by ETE or one of its Subsidiaries; or (d) (i) such Registrable Security is eligible for resale under Rule 144(k) under the Securities Act and (ii) the Holder of such Registrable Security is able to utilize Rule 144(k) under the Securities Act.
ARTICLE II.
REGISTRATION RIGHTS
     Section 2.01 Demand Registration.
     (a) Demand Registration. At any time following the last day of the Initial Restricted Period (“Initial Restriction Expiration Date”), any Holder or Holders holding an aggregate of not less than 50% of the then outstanding Registrable Securities (“Initial Holders”) may request, by written notice (a “Demand”) to ETE, specifying the number of Registrable Securities desired to be sold (which shall not be less than 10% of the Registrable Securities, and which may not exceed the limits set forth in Section 3.01 during the Final Restricted Period), that ETE prepare and file a registration statement under the Securities Act (“Demand Registration Statement”) to permit the public resale of Registrable Securities either (a) in an Underwritten Offering or (b) from time to time as permitted by Rule 415 under the Securities Act (either, a “Demand Registration”). Promptly upon receipt of a Demand, ETE shall give written notice thereof to all other Holders. All such Holders who notify ETE in writing within fifteen (15) days after the date of such notice that they desire to include Registrable Securities in the Demand Registration Statement shall be permitted to do so. ETE shall use its commercially reasonable efforts to cause a Demand Registration Statement to become effective no later than 180 days after the date of the Demand. A Demand Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by ETE; provided, however, that if a prospectus or a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Demand Registration Statement and the Managing Underwriter selected by the Selling Holders at any time shall notify ETE in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus or prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, ETE shall use its commercially reasonable efforts to include such information in such a prospectus or prospectus supplement. In the case of a shelf registration, ETE will cause a Demand Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Demand Registration Statement have been distributed in the manner set forth and as contemplated in the Demand Registration Statement or there are no longer any Registrable Securities outstanding covered by such Demand Registration Statement (the “Effectiveness Period”). The Demand Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date a Demand Registration Statement becomes effective, but in any event within two Business Days after such date, ETE shall provide the Selling Holders with written notice thereof. ETE is obligated to effect only three (3) Demand Registrations pursuant to this Section 2.01.
     (b) Delay Rights. Notwithstanding anything to the contrary contained herein, ETE may, upon written notice to any Selling Holder whose Registrable Securities are included in a Demand Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Demand Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Demand Registration Statement other than the closing of sales already committed for prior to receipt of such notice to suspend) if ETE (i) is pursuing a financing, acquisition, merger, reorganization, disposition or other similar transaction and determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Demand Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of ETE, would materially adversely affect ETE; provided, however, that in no event shall the Selling Holders be suspended for a period exceeding an aggregate of 90 days (exclusive of days covered by any lock-up agreement executed by a Holder in connection with any Underwritten Offering by ETE or the Holders) in any 365-day period. Upon disclosure of such information or the termination of the condition described above, ETE shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Demand Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     Section 2.02 Piggyback Registration.
     (a) Participation. If ETE at any time proposes to file a registration statement or a prospectus supplement to an effective registration statement with respect to an Underwritten Offering of Common Units for its own account or to register any Common Units for its own account for sale to the public in an Underwritten Offering other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Rule 145 transaction, or (z) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, then, as soon as practicable following the engagement of counsel to ETE to prepare the documents to be used in connection with an Underwritten Offering, ETE shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”); provided, however, that ETE shall not be required to offer such opportunity to Holders if ETE has been advised by a Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Units. Subject to the preceding sentence and subject to Section 2.02(b), ETE shall include in such Underwritten Offering all such Registrable Securities (“Included Registrable Securities”) with respect to which ETE has received requests within ten days after ETE’s notice has been delivered in accordance with Section 7.01. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, ETE shall determine for any reason not to undertake or to delay such Underwritten Offering, ETE may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to ETE of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice to ETE requesting that such Holder not receive notice from ETE of any proposed Underwritten Offering; provided, that such Holder may later revoke any such notice.
     (b) Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration advises ETE that the total amount of Common Units which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises ETE can be sold without having such material adverse effect, with such number to be allocated pro rata among the Selling Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Selling Holder in such offering; by (B) the aggregate number of Common Units proposed to be sold by the Selling Holders and any other Persons with registration rights that are pari passu with the rights of the Holders participating in the Piggyback Registration to be included in such offering). If there are to be any Included Registrable Securities in the proposed Underwritten Offering of Common Units, then the Selling Holders representing a majority of the Registrable Securities to be sold in the Underwritten Offering shall be entitled to approve one Managing Underwriter with respect to the Registrable Securities to be sold in that Underwritten Offering.
     (c) Termination of Piggyback Registration Rights. The Piggyback Registration rights granted pursuant to this Section 2.02 shall terminate two years following the Restriction Expiration Date.
     Section 2.03 Underwritten Offering. In the event that a Selling Holder elects to dispose of Registrable Securities under a Demand Registration Statement pursuant to an Underwritten Offering, ETE shall enter into an underwriting agreement in customary form with the Managing Underwriter, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07, and shall take all such other reasonable actions as are requested by a Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. In connection with any Underwritten Offering under this Agreement, a majority of the Selling Holders shall be entitled to select the Managing Underwriter with respect to the Registrable Securities to be sold in that Underwritten Offering. In connection with an Underwritten Offering under Section 2.01 or 2.02 hereof, each Selling Holder and ETE shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, ETE to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with ETE or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to ETE and a Managing Underwriter; provided, however, that such withdrawal must be made at or prior to the time of pricing of such offering to be effective. No such withdrawal or abandonment shall affect ETE’s obligation to pay Registration Expenses.
     Section 2.04 Registration Procedures. In connection with its obligations contained in Sections 2.01 and 2.02, ETE will, as expeditiously as possible:
     (a) prepare and file with the Commission such amendments and supplements to the Demand Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Demand Registration Statement that is a shelf registration effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Demand Registration Statement;
     (b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing any registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such registration statement or supplement or amendment thereto, and (ii) such number of copies of such registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;
     (c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that ETE will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
     (d) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of any registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such registration statement contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;
     (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in any registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of any registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by ETE of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, ETE agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
     (f) furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
     (g) furnish within 30 days of a written request, which may be made from time to time, whether in the case of an Underwritten Offering or otherwise in connection with the sale or resale of the Registrable Securities, (i) an opinion of counsel for ETE, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, if any, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, if any, in each case, signed by the independent public accountants who have certified ETE’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;
     (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
     (i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and ETE personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that ETE need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with ETE;
     (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by ETE are then listed;
     (k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of ETE to enable the Selling Holders to consummate the disposition of such Registrable Securities;
     (l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
     (m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and
     (n) notify the Selling Holders in advance of ETE’s or any affiliate’s intent to conduct any repurchase of Common Units, whether in the open market, through privately negotiated transactions, by tender offer or otherwise.
Each Selling Holder, upon receipt of notice from ETE of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by ETE that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by ETE, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to ETE (at ETE’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.05 Cooperation by Holders. ETE shall have no obligation to include in any Demand Registration units of a Holder or in a Piggyback Registration units of a Selling Holder who has failed to timely furnish all such information which, in the opinion of counsel to ETE, is reasonably required in order for the registration statement or any prospectus or prospectus supplement thereto, as applicable, to comply with the Securities Act.
     Section 2.06 Expenses.
     (a) Certain Definitions. “Registration Expenses” means all expenses incident to ETE’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Demand Registration or a Piggyback Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for ETE, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance. Except as otherwise provided in Section 2.07 hereof, ETE shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, ETE shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.
     (b) Expenses. ETE will pay all Registration Expenses in connection with any Demand Registration Statement filed pursuant to Section 2.01(a) of this Agreement and ETE will pay all Registration Expenses in connection with a Piggyback Registration, whether or not the Demand Registration Statement becomes effective or any sale is made pursuant to a Demand Registration or Piggyback Registration. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
     Section 2.07 Indemnification.
     (a) By ETE. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, ETE will indemnify and hold harmless each Selling Holder thereunder, its directors and officers and each underwriter, pursuant to the applicable underwriting agreement with such underwriter of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that ETE will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in any registration statement contemplated by this Agreement or any prospectus contained therein or any amendment or supplement thereof, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
     (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless ETE, its directors and officers, and each Person, if any, who controls ETE within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from ETE to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement contemplated by this Agreement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
     (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against an indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

     (d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to ETE or any Selling Holder in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between ETE on the one hand and such Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of ETE on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of ETE on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
     (e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, ETE agrees to use its commercially reasonable efforts to:
     (a) Make and keep public information regarding ETE available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;
     (b) File with the Commission in a timely manner all reports and other documents required of ETE under the Securities Act and the Exchange Act at all times from and after the date hereof; and
     (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of

ETE, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause ETE to register Registrable Securities granted to the Investor by ETE under this Article II may be transferred or assigned by the Investor to one or more transferee(s) or assignee(s) of such Registrable Securities that is an Affiliate of Investor, provided that (a) ETE is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, (b) each such transferee agrees to be bound by the terms of this Agreement, and (c) such transferee would own Registrable Securities at the time of such transfer that have a market value of not less than $25 million.
     Section 2.10 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to ETE all such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as ETE may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.
     Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof until the termination of the Investor’s piggyback registration rights pursuant to Section 2.02(c) hereof, ETE shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of ETE that would allow such current or future holder to require ETE to include securities in any registration statement filed by ETE on a basis that would give such holder priority in any way over the piggyback rights granted to the Investor under Section 2.02 hereof.
ARTICLE III.
TRANSFER RESTRICTIONS
     Section 3.01 Restricted Period. Except as permitted under Section 3.04, Investor, Davis and NGP each agrees that (i) during the Initial Restricted Period, with respect to 100 percent of the Common Units owned by such party or its Affiliates set forth on Schedule 3.01 hereto, and (ii) during the Final Restricted Period, with respect to 50 percent of the Common Units owned by such party or its Affiliates set forth on Schedule 3.01 hereto, it will not (a) loan, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, such Common Units or any security convertible into or exchangeable for such Common Units, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Common Units, whether any such transaction described in clause (a) or (b) above is settled by delivery of such Common Units or other securities, in cash or otherwise (any disposition or arrangement described in clause (a) or (b) above being referred to herein as a “Disposition”), or publicly disclose any intent to make any Disposition, without, in each case, the prior written consent of ETE.

     Section 3.02 Orderly Market. Investor acknowledges that the maintenance of an orderly market in the Common Units is in the best interests of ETE, Investor and other holders of Common Units. Investor agrees, unless (a) it shall have the prior written consent of ETE or (b) such offer(s) and sale(s) are pursuant to an Underwritten Offering, Investor shall not sell, or offer to sell, after the Initial Restriction Expiration Date, Common Units on the New York Stock Exchange (“NYSE”) or any other public market upon which the Common Units are then traded, on any trading day in an amount in excess of 10% of the average daily trading volume of the Common Units on the NYSE, or such other market, for the previous ten trading days, or such other amount as may be mutually agreed upon in writing by ETE and Investor.
     Section 3.03 “Lock-up” Agreement. Investor agrees that so long as Investor and its Affiliates own 5% or more of the outstanding Common Units, Investor and any Affiliate of Investor owning Common Units will, upon request of a Managing Underwriter in connection with an Underwritten Offering, enter into a lock-up agreement with such Managing Underwriter, the terms of which shall provide that Investor and such Affiliates will not, for a period of no more than 90 days following the closing of such Underwritten Offering: (a) loan, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exchangeable for Common Units, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units, whether any such transaction described in clause (a) or (b) above is settled by delivery of Common Units or other securities, in cash or otherwise. The foregoing provision of this Section 3.03 shall only be applicable to Investor and its Affiliates if (i) all other holders of more than 5% of the outstanding Common Units that are Affiliates of ETE and (ii) all executive officers and directors of ETE also agree to a similar lock-up agreement.
     Section 3.04 Permitted Dispositions. Notwithstanding the provisions of Section 3.01, during the Restricted Periods, Investor, Davis and NGP may (a) sell, transfer or otherwise dispose of such Common Units in a private transaction, without the prior written consent of ETE, to its respective Affiliate that agrees in writing with ETE to be bound by the terms of this Agreement, (b) pledge the Purchased Units as security for bona fide loans, letters of credit, interest rate or other hedging transactions and related fees, costs, indemnities and other obligations from one or more third parties who are not Affiliates of such party, (c) sell all or a portion of such Common Units, as a result of any divestiture ordered by, or agreed to with, a Governmental Authority. In addition, Article III shall also not restrict or affect the manner of sale or other disposition of any Common Units in connection with any foreclosure or other disposition after default of a lender or other counterparty in connection with the pledge of such securities for bona fide loans, letters of credit, interest rate or other hedging transactions and related fees, costs, indemnities and other obligations from one or more third parties who are not Affiliates of such party and shall not apply to any permitted transferee who does not assume the rights and obligations of Investor, Davis or NGP in accordance with Section 7.12 of this Agreement.
     Section 3.05 Legends. Investor, Davis and NGP acknowledge that the certificates representing the Common Units subject to Section 3.01 of this Agreement may bear, in addition to a customary legend relating to restrictions under the Securities Act, the restrictive legend set forth below evidencing the terms of this Agreement and that stop transfer instructions may be imposed with respect to the certificates representing the applicable Common Units during the Restricted Periods. EPE shall remove the following restrictive legend after the end of the applicable Restricted Periods upon exchange of the existing certificates.
     The Common Units evidenced by this certificate are subject to restrictions on transfer set forth in Section 3.01 of the Unitholder Rights and Restrictions Agreement dated as of May ___, 2007. A copy of this agreement will be furnished by the Partnership upon request.
ARTICLE IV.
INFORMATION RIGHTS AND CONFIDENTIALITY
     Section 4.01 Information Rights. Investor shall be entitled to obtain, upon request, any of the following information from ETE, for the sole purpose of monitoring Investor’s investment in the Purchased Units:
     (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of ETE, a consolidated audited financial statement of ETE consisting of a balance sheet, a statement of operations, a statement of partners’ capital and a statement of cash flows, together with appropriate notes to such financial statements, prepared in accordance with general accepted accounting principals (“GAAP”);
     (b) as soon as practicable, but in any event within 60 days after the end of each fiscal quarter of ETE, an unaudited consolidated financial statement of ETE, consisting of a balance sheet, statement of operations, statement of partners’ capital and a statement of cash flows, together with appropriate notes to such financial statements, prepared in accordance with GAAP; and
     (c) such other information relating to the financial condition, business or corporate affairs of ETE as Investor may reasonably request; provided, however, ETE shall not be obligated to provide any information pursuant to this clause (c) that (i) ETE reasonably determines in good faith to be Commercially Sensitive Information or (ii) would adversely affect the attorney-client privilege between ETE and its counsel.
     Section 4.02 Reporting Company Exception. The rights granted to Investor to obtain information described in clauses (a) and (b) of Section 4.01 shall not be applicable so long as ETE is subject to the reporting requirements of Section 15(d) of the Exchange Act or the Common Units are registered under Section 12 of the Exchange Act.
     Section 4.03 Confidentiality. Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in ETE, any Confidential Information (as defined below) obtained from ETE pursuant to the terms of this Agreement; provided, however, Investor may disclose Confidential Information: (i) to its attorneys, accountants and other professional advisors who have a need to know such information in connection with monitoring of Investor’s investment in ETE (subject to each such authorized recipient of such confidential information agreeing to keep such information confidential and provided that Investors shall be liable for any breach of confidentiality by any such recipient); (ii) in its periodic reports required under the Exchange Act or any registration statement or prospectus under the Securities Act to the extent, and only to the extent: (A) Investor is advised by legal counsel that such disclosure is required to comply with the Securities Act or the Exchange Act and the rules and regulations of the Commission promulgated thereunder, (B) Investor takes reasonable steps to minimize the extent of any such required disclosure, and (C) Investor advises ETE of any such proposed disclosure prior to its filing and consults with ETE as to the nature and extent of such disclosure; or (iii) as may otherwise be required by law, provided that Investor takes reasonable steps to minimize the extent of any such required disclosure. “Confidential Information” shall mean any confidential information regarding ETE excluding information that (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.02 by Investor), (b) is or has been independently developed or conceived by the Investor without the use of ETE’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to ETE.
     Section 4.04 Trading. Investor acknowledges that the receipt of material non-public information pursuant to this Agreement may restrict the ability of Investor to trade in securities of ETE, ETP or their respective Affiliates.
     Section 4.05 Investor’s SEC Reporting. Nothing in this Agreement shall obligate ETE, ETP or any of their respective subsidiaries to (a) make any representations or warranties, or otherwise provide any indemnification, in connection with any report filed by Investor or any of its Affiliates (other than ETE) pursuant to the Exchange Act or any registration statement or prospectus of Investor or any of its Affiliates (other than of ETE) under the Securities Act, (b) deliver any “comfort letter” to any underwriter, placement agent or purchaser in connection with any offering by Investor or any of its Affiliates (other than ETE) of securities issued by them, or (c) otherwise subject ETE, ETP or any of their subsidiaries to liability for any report filed by Investor or any of its Affiliates (other than ETE) pursuant to the Exchange Act or any registration statement or prospectus of the Investor or any of its Affiliates (other than ETE) under the Securities Act.
ARTICLE V.
STANDSTILL
     Investor agrees that during the Standstill Period, it shall not, and agrees to cause its Affiliates not to, directly or indirectly without the prior written consent of the Board of Directors of LE GP, LLC: (a) in any manner acquire, agree to acquire or make a proposal to acquire any Common Units or other securities or other property of ETE, ETP or any of their respective Affiliates if such acquisition would cause Investor and its Affiliates to collectively own Common Units in excess of 49.9% of the then outstanding Common Units, or (b) form or join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of ETE, ETP or any of their respective Affiliates, other than a “group” consisting of one or more of the members of the general partner of ETE or ETP or Investor and its Affiliates.

ARTICLE VI.
GOVERNMENTAL APPROVAL
     Section 6.01 Consents and Approvals.
     (a) Investor and ETE shall each use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution and delivery by such party of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the Purchase Agreement, and the Investor and ETE will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals, to give such notices and to make such filings.
     (b) Investor and ETE shall, in connection with their efforts to obtain all requisite material approvals and authorizations for the transactions contemplated by this Agreement and the Purchase Agreement, use commercially reasonable best efforts to (i) supply promptly any information and documentary materials requested by, and cooperate with, any Antitrust Investigation, (ii) promptly inform the other party of any communication received from, or given to, any Governmental Authority and of any material communication received or given in connection with any Antitrust Investigation, and (iii) permit the other party to review any communication given by it to, and consult with other parties in advance of, any meeting or conference with, any Governmental Authority and give the other parties the opportunity to attend and participate in such meetings and conferences.
     (c) Notwithstanding anything to the contrary in Section 6.01(a) or elsewhere in this Agreement, nothing in this Agreement shall obligate ETE, ETP or any of their respective subsidiaries to divest, accept any condition, take any action or agree to any limitation with respect to any of its business, operations or assets, each, a “Divestiture Action”, in order to resolve any Antitrust Investigation or otherwise.
     (d) In the event any Governmental Authority requires ETE, ETP, or any of their respective subsidiaries to take any Divestiture Action and ETE, ETP or any of their respective subsidiaries takes any such actions to resolve any Antitrust Investigation, Investor hereby agrees to indemnify and hold harmless ETE, ETP and their respective subsidiaries against any and all fines, penalties, expenses, damages and losses incurred by ETE, ETP or any of their respective subsidiaries (including all consequential damages, but excluding any punitive or exemplary damages) in connection with such Divestiture Action (“Divestiture Losses”). Projected cash flows obtained in connection with the acquisition of alternative assets directly or indirectly with the proceeds of any such Divestiture Action compared to the projected cash flows of the assets divested may be considered in connection with the determination of the amount of damages and losses. In addition, the strategic value of any asset subject to a Divestiture Action by ETE, ETP or any of their respective subsidiaries, including any consequential diminution in value of any other assets of ETE, ETP or any of their respective subsidiaries, may be considered in determining the amount of damages or loss incurred by ETE, ETP and their respective subsidiaries in connection with any such Divestiture Action. ETE shall not be entitled to multiple recovery for any Divestiture Losses, including any indirect Losses to ETE for which EPE has compensated ETP or its subsidiaries directly.
ARTICLE VII.
MISCELLANEOUS
     Section 7.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:
     (a) if to the Investor, 1100 Louisiana, 10th Floor, Houston, Texas 77002, Attn: President;
     (b) if to ETE, at 2828 Woodside Street, Dallas, Texas 75204, or
     (c) such other address as a party hereto may specify in writing, notice of which is given in accordance with the provisions of this Section 3.01.
All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.
     Section 7.02 Successor and Assignees. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assignees of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 7.03 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of ETE or any successor or assignee of ETE (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 7.04 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity which such party may have.
     Section 7.05 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 7.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 7.07 Governing Law. The laws of the State of New York shall govern this Agreement without regard to principles of conflict of laws.
     Section 7.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 7.09 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by ETE set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 7.10 Amendment. This Agreement may be amended only by means of a written amendment signed by ETE and the Holders of a majority of the then outstanding Registrable Securities.
     Section 7.11 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
     Section 7.12 Successors and Assigns; Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. Except as expressly permitted herein, no party shall be entitled to assign its rights or benefits hereunder to any other person without the consent of each of the other parties hereto. Nothing in this Agreement shall confer upon any person not a party to this Agreement, or its legal representatives, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. The rights and remedies expressly provided to ETE for Losses that may be incurred by ETE and the subsidiaries of ETE and ETP pursuant to Section 6.01 hereof, ETE shall be enforceable solely by ETE any not by any other party.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ETE:

ENERGY TRANSFER EQUITY, L.P.

By: LE GP, LLC, its general partner

By:	/s/ John W. McReynolds

Name: John W. McReynolds
Title: President

INVESTOR:

ENTERPRISE GP HOLDINGS, L.P.
By: EPE Holdings, LLC, its general partner

By:	/s/ Michael A. Creel

Name:	Michael A. Creel, CEO

DAVIS:

/s/ Ray C. Davis

Ray C. Davis

NGP:

NATURAL GAS PARTNERS VI, L.P.

By:	G.F.W. Energy VI, L.P.,
its general partner

	By:	GFW VI, L.L.C.,
its general partner

		By:	/s/ Kenneth Hersh

An Authorized Member

Schedule 3.01
(Common Units beneficially owned, excluding Common Units owned directly by the Company)

Investor:	38,976,090 Common Units
Davis:	18,184,531 Common Units
NGP:	15,631,777 Common Units

EXHIBIT A
STATEMENT OF POLICIES RELATING TO RELATIONSHIP
WITH ENTERPRISE HOLDINGS GP, L.P.
     This Statement of Policies Related to Relationship with Enterprise GP Holdings, L.P. (the “Statement”) specifies the policies and procedures that have been adopted by Energy Transfer Equity, L.P. (“ETE”) and Energy Transfer Partners, L.P. (“ETP”), as authorized and approved by their respective general partners, to address potential conflicts among, and protect the confidential information of, ETE, ETP and their subsidiaries (collectively, the “Energy Transfer Entities”), on the one hand, and Enterprise GP Holdings L.P. and its affiliates (collectively, the “Enterprise Entities”), on the other hand.
Corporate Governance
     Independent Directors. Each of LE GP, LLC, in its capacity as the general partner of ETE (“ETE GP”) or Energy Transfer Partners, L.L.C., in its capacity as the general partner of Energy Transfer Partners GP, L.P., the general partner of ETP (“ETP GP”), will have at least three Independent Directors on its board of directors.
     No Overlapping Directors. No director or employee of ETE GP or ETP GP will serve on the board of directors of EPE Holdings, LLC, the general partner of Enterprise GP Holdings L.P., or any successor thereto (“EPE GP”), and no director or employee of any of the Enterprise Entities will serve on the board of directors of ETE GP or ETP GP.
Separate Employees
     None of the Energy Transfer Entities will employ any person who is, or was within the prior six months, an employee of any of the Enterprise Entities.
Transactions Between Enterprise Entities and Energy Transfer Entities
     Any material transaction between any of the Enterprise Entities, on the one hand, and the Energy Transfer Entities, on the other hand, will require the prior approval of the Conflicts Committee of the boards of directors of each of ETE GP and ETP GP.
Screening of Commercially Sensitive Information
     The Energy Transfer Entities will take reasonable precautions to ensure that the Energy Transfer Entities do not provide information to any of the Enterprise Entities that the Screening Officers of the Energy Transfer Entities reasonably determine in good faith to be Commercially Sensitive Information.

Definitions
     For purposes of this statement, capitalized terms used but not defined above shall have the following meanings:
     “Commercial Information” shall mean information about Commercial Development Activities or other competitively sensitive information of any Energy Transfer Entities related to the business, operations or strategies of any of the Energy Transfer Entities or any of their competitors. Commercial Information includes information regarding prices, costs, margins, volumes and contractual terms for any particular customer, any method, tool or computer program used to determine prices for any asset or service; all plans or strategies used or adopted to negotiate, target or identify a particular customer or group of customers for any asset or service or expand existing service offerings or offer a new service; all information regarding plans and prospective budgets to expand or build a new facility; all information regarding a proposal to buy an existing facility, and information related to the capacity and capacity utilization of any facility.
     “Commercial Development Activities” shall mean Confidential Information with respect to (i) proposed changes to any Potentially Overlapping Assets, (ii) the plans and strategies dealing with the business of the Potentially Overlapping Assets and (iii) commercial development activities related to opportunities to construct or acquire, directly or indirectly (including, without limitation, by means of joint venture or by means of acquisition of assets, equity interest in an entity, contractual rights to capacity or use, or otherwise), any interstate or intrastate natural gas pipeline, interstate or intrastate natural gas liquids pipeline, natural gas gathering system, natural gas treating, processing or fractionating facilities, other midstream natural gas assets or facilities and any wholesale or retail propane facility or business.
     “Commercially Sensitive Information” means Confidential Information with respect to (i) Commercial Information related to Potentially Overlapping Assets and (ii) Commercial Development Activities.
     “Confidential Information” shall mean any confidential information regarding the Energy Transfer Entities excluding information that (a) is known or becomes known to the public in general (other than as a result of a breach by any person of its confidentiality agreements with the Energy Transfer Entities), (b) is or has been independently developed or conceived by any person without the use of the Energy Transfer Entities’ confidential information, or (c) is or has been made known or disclosed to any person by a third party without a breach of any obligation of confidentiality such third party may have to the Energy Transfer Entities.
     “Independent Director” shall mean an individual director who meets the independence, qualification and experience requirements established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, and by The New York Stock Exchange applied to such director as if he or she were a director of any of the Enterprise Entities and either ETE GP (if such director is a director of ETE GP) or ETP GP (if such director is a director of ETP GP).
     “Potential Overlapping Assets” shall mean such assets of the Energy Transfer Entities as determined by ETE or ETP, from time to time, to be significantly competitive with assets or operations of the Enterprise Entities.
     “Screening Officer” shall mean any of the Chief Executive Officer, President, Chief Financial Officer, General Counsel or Chief Compliance Officer of either ETE or ETP, or their respective designees.